UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2020

Innovative Payment Solutions, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55648	33-1230229
(Commission File Number)	(IRS Employer Identification No.)

19355 Business Center Drive, #9

Northridge, CA 91324

(Address of principal executive offices)

(818) 864-8404

(Registrant’s telephone number, including area code)

4768 Park Granada, Suite 200

Calabasas, CA 91302

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered sales of Equity Securities.

The information set forth below under Item 5.02 of this Current Report on Form 8-K regarding the restricted stock issued to William Corbett, the Chief Executive Officer Innovative Payment Solutions, Inc. (the “Company”), under the Employment Agreement and Restricted Stock Agreement (as defined below) is incorporated by reference into this Item 3.02.

The Company issued the restricted stock to Mr. Corbett, in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company intends to rely on this exemption from registration for private placements based in part on representations made by Mr. Corbett, including the representations with respect to his status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and Mr. Corbett’s investment intent.

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2020, the Company entered into an executive employment agreement with William Corbett (the “Employment Agreement”), to employ Mr. Corbett as the Company’s Chief Executive Officer for a term of three (3) years, provide for an annual base salary of $150,000, provide for a signing bonus of $25,000, structure for a bonus of up to 50% of base salary upon the Company’s achievement of $2,000,000 EBITDA and additional performance bonus payments as may be determined by the Company’s board of directors. and provide for severance in the event of a termination without cause in amount equal to equal to fifty percent (50%) of his annual base salary rate then in effect, provided that if such termination without cause occurs after an Acquisition (as defined in the Employment Agreement) of the Company, Mr. Corbett will be entitled to receive severance in an amount equal to equal to one-hundred percent (100%) of his annual base salary rate then in effect.

The Employment Agreement provides for the grant to Mr. Corbett of 5,123,750 shares of the Company’s common stock (the “Shares’), which are fully vested and not subject to forfeiture, and the grant to Mr. Corbett of 15,371,250 shares of the Company’s common stock subject to forfeiture.

On June 24, 2020, the Company entered into a restricted stock agreement (the “Restricted Stock Agreement”) with Mr. Corbett pursuant to which the Company granted him a restricted stock award (“RSA”) of 15,371,250 shares of the Company’s common stock, which forfeiture restriction lapse 33%, 33% and 34% , respectively, on the first, second and third anniversary of the date of grant.

The Employment Agreement also provides that the Company will enter into an indemnification agreement with Mr. Corbett to indemnify him, both in connection with his position of employment with Company and in the discharge of his duties and responsibilities to Company, to the maximum extent allowed under the laws of the State of Nevada.

On June 24, 2020, the Company entered into an indemnification agreement with Mr. Corbett (the “Indemnification Agreement”) to indemnify him, in connection with his position of employment with Company and in the discharge of his duties and responsibilities to Company, to the maximum extent allowed under the laws of the State of Nevada. The Company is not be required or obligated to indemnify Mr. Corbett to extent it would violate the Securities Act, or the Securities Exchange Act of 1934, as amended, or the rules and regulations thereunder.

The foregoing descriptions of the Employment Agreement, Restricted Stock Agreement and Indemnification Agreement are qualified in its entirety by reference to the copies of the Employment Agreement, Restricted Stock Agreement and Indemnification Agreement filed as Exhibits 10.1, 10.2and 10.3 to this Current Report on Form 8-K and are incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibits

10.1	Executive Employment Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24, 2020
10.2	Restricted Stock Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24, 2020
10.3	Indemnification Agreement between Innovative Payment Solutions, Inc. and William Corbett, effective June 24,, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE PAYMENT SOLUTIONS, INC.

Date: June 29, 2020	By:	/s/ William Corbett
		Name:	William Corbett
		Title:	Chief Executive Officer

2